                                                                    EXHIBIT 10.7

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                           COLLATERAL TRUST AGREEMENT

                            dated as of July 7, 2004

                                      among

                           BELDEN & BLAKE CORPORATION,

               the other Pledgors from time to time party hereto,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
               as Administrative Agent under the Credit Agreement,

                               J. ARON & COMPANY,
                as Hedge Counterparty under the Hedge Agreement,

                           BNY MIDWEST TRUST COMPANY,
                         as Trustee under the Indenture

                                       and

                             WELLS FARGO BANK, N.A.,
                              as Collateral Trustee

================================================================================

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                                TABLE OF CONTENTS

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
ARTICLE 1.           DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................................     2
         SECTION 1.1         Defined Terms.................................................................     2
         SECTION 1.2         Rules of Interpretation.......................................................    14

ARTICLE 2.           THE TRUST ESTATES.....................................................................    15
         SECTION 2.1         Declaration of Senior Trust...................................................    15
         SECTION 2.2         Declaration of Junior Trust...................................................    16
         SECTION 2.3         Priority of Liens.............................................................    17
         SECTION 2.4         Restrictions on Enforcement of Junior Priority Liens..........................    17
         SECTION 2.5         Waiver of Right of Marshalling................................................    19
         SECTION 2.6         Discretion in Enforcement of Priority Liens...................................    20
         SECTION 2.7         Discretion in Enforcement of Priority Lien Obligations........................    20
         SECTION 2.8         Insolvency or Liquidation Proceedings.........................................    21
         SECTION 2.9         Collateral Shared Equally and Ratably within Class............................    22

ARTICLE 3.           OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE..........................................    22
         SECTION 3.1         Undertaking of the Collateral Trustee.........................................    22
         SECTION 3.2         Release or Subordination of Liens.............................................    23
         SECTION 3.3         Enforcement of Liens..........................................................    24
         SECTION 3.4         Application of Proceeds.......................................................    24
         SECTION 3.5         Appointment and Powers of the Collateral Trustee..............................    26
         SECTION 3.6         Documents and Communications..................................................    26
         SECTION 3.7         For Sole and Exclusive Benefit of Holders of Secured Obligations..............    26
         SECTION 3.8         Additional Secured Debt.......................................................    27

ARTICLE 4.           OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER PLEDGORS........................    28
         SECTION 4.1         Release of Liens on Collateral................................................    28
         SECTION 4.2         Delivery of Copies to Secured Debt Representatives............................    30
         SECTION 4.3         Collateral Trustee not Required to Serve, File or Record......................    30
         SECTION 4.4         Release of Liens in Respect of Notes..........................................    31

ARTICLE 5.           IMMUNITIES OF THE COLLATERAL TRUSTEE..................................................    31
         SECTION 5.1         No Implied Duty...............................................................    31
         SECTION 5.2         Appointment of Agents and Advisors............................................    31
         SECTION 5.3         Other Agreements..............................................................    31
         SECTION 5.4         Solicitation of Instructions..................................................    32
         SECTION 5.5         Limitation of Liability.......................................................    32
         SECTION 5.6         Documents in Satisfactory Form................................................    32
         SECTION 5.7         Entitled to Rely..............................................................    32
         SECTION 5.8         Secured Debt Default..........................................................    33
         SECTION 5.9         Actions by Collateral Trustee.................................................    33
         SECTION 5.10        Security or Indemnity in favor of the Collateral Trustee......................    33
         SECTION 5.11        Rights of the Collateral Trustee..............................................    33

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
         SECTION 5.12        Limitations on Duty of Collateral Trustee in Respect of Collateral............    34
         SECTION 5.13        Assumption of Rights, Not Assumption of Duties................................    34
         SECTION 5.14        No Liability for Clean Up of Hazardous Materials..............................    35

ARTICLE 6.           RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE.....................................    35
         SECTION 6.1         Resignation or Removal of Collateral Trustee..................................    35
         SECTION 6.2         Appointment of Successor Collateral Trustee...................................    35
         SECTION 6.3         Succession....................................................................    36
         SECTION 6.4         Merger, Conversion or Consolidation of Collateral Trustee.....................    36

ARTICLE 7.           MISCELLANEOUS PROVISIONS..............................................................    37
         SECTION 7.1         Amendment.....................................................................    37
         SECTION 7.2         Voting........................................................................    38
         SECTION 7.3         Further Assurances; Insurance.................................................    39
         SECTION 7.4         Perfection of Junior Trust Estate.............................................    40
         SECTION 7.5         Successors and Assigns........................................................    40
         SECTION 7.6         Delay and Waiver..............................................................    40
         SECTION 7.7         Notices.......................................................................    40
         SECTION 7.8         Notice Following Discharge of Priority Lien Obligations.......................    42
         SECTION 7.9         Entire Agreement..............................................................    42
         SECTION 7.10        Compensation; Expenses........................................................    42
         SECTION 7.11        Indemnity.....................................................................    43
         SECTION 7.12        Severability..................................................................    44
         SECTION 7.13        Headings......................................................................    44
         SECTION 7.14        Obligations Secured...........................................................    44
         SECTION 7.15        GOVERNING LAW.................................................................    44
         SECTION 7.16        CONSENT TO JURISDICTION.......................................................    44
         SECTION 7.17        WAIVER OF JURY TRIAL..........................................................    45
         SECTION 7.18        Counterparts..................................................................    46
         SECTION 7.19        Effectiveness.................................................................    46
         SECTION 7.20        Additional Pledgors...........................................................    46
         SECTION 7.21        Continuing Nature of this Agreement...........................................    46
         SECTION 7.22        Insolvency....................................................................    46
         SECTION 7.23        Rights and Immunities of Secured Debt Representatives.........................    47

EXHIBIT A - Form of Collateral Trust Joinder

                                       ii

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            This Collateral Trust Agreement (this "AGREEMENT") is dated as of
July 7, 2004 and is by and among Belden & Blake Corporation, an Ohio corporation (the "BORROWER"), the Pledgors from time to time party hereto, Goldman Sachs Credit Partners L.P., as Administrative Agent (as defined below), J. Aron & Company, as Hedge Counterparty (as defined below), BNY Midwest Trust Company, as Trustee (as defined below), and Wells Fargo Bank, N.A., as Collateral Trustee (in such capacity and together with its successors in such capacity, the "COLLATERAL TRUSTEE").

                                    RECITALS

            The Borrower intends to enter into a Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT") among the Borrower, certain subsidiaries of the Borrower, as guarantors (the "GUARANTOR SUBSIDIARIES"), the lenders party thereto, and Goldman Sachs Credit Partners L.P., as sole lead arranger, sole bookrunner, sole syndication agent and as administrative agent (in such capacity and together with its successors, the "ADMINISTRATIVE AGENT"), which will provide for a $170,000,000 credit facility.

            Capital C Ohio Inc. has previously entered into an ISDA Master Agreement dated as of June 30, 2004, a Credit Support Annex and a Schedule thereto and Confirmations thereunder relating to one or more Transactions (each such term as defined therein) under such ISDA Master Agreement (collectively, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "HEDGE AGREEMENT") by and between J. Aron & Company (the "HEDGE COUNTERPARTY") and Capital C Ohio, Inc., which will provide for cash-settled hedge transactions and which Hedge Agreement is being assumed by the Borrower upon the merger of Capital C Ohio, Inc. into the Borrower.

            Pursuant to the terms of the Credit Agreement, certain lenders under the Credit Agreement have agreed to issue letters of credit in support of the Borrower's obligations under the Hedge Agreement.

            To the extent the Borrower's obligations under the Hedge Agreement exceed letters of credit issued under the Credit Agreement to secure such obligations, such excess amounts shall be secured by a second priority lien on the Collateral in favor of the Hedge Counterparty pursuant to the terms of the Parity Debt Documents.

            The Borrower intends to issue 8.75% Senior Secured Notes (including any related exchange notes, the "NOTES") in an aggregate principal amount of $192,500,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "INDENTURE") among the Borrower, the guarantors party thereto and BNY Midwest Trust Company, as trustee (in such capacity and together with its successors in such capacity, the "TRUSTEE").

            The Borrower and the other Pledgors intend to (i) secure the Obligations under the Credit Agreement and any future Priority Lien Debt on a first priority basis and (ii) and, subject to such priority, intend to secure the Obligations under the Hedge Agreement and the Indenture and any future Parity Lien Debt, with Liens on all present and future Collateral.

            This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

            Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.

                                    AGREEMENT

            In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1 Defined Terms.

            The following terms will have the following meanings:

            "ACT OF REQUIRED CREDITORS" means, as to any matter at any time:

                  (1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Required Priority Creditors;

                  (2) after the Discharge of Priority Lien Obligations, a
            direction in writing delivered to the Collateral Trustee by or with the written consent of the Required Parity Creditors.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding and (b) votes will be determined in accordance with
Section 7.2.

            "ADDITIONAL SECURED DEBT" has the meaning set forth in Section 3.8.

            "ADMINISTRATIVE AGENT" has the meaning set forth in the recitals.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

            "AGREEMENT" has the meaning set forth in the preamble.

            "BOARD OF DIRECTORS" means

            (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

            (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (4) with respect to any other Person, the board or committee of such Person serving a similar function.

            "BORROWER" has the meaning set forth in the preamble.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

            "CAPITAL STOCK" means:

                  (1)   in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

            "CLASS" means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

            "COLLATERAL" means, in the case of each Series of Secured Debt, all properties and assets of the Borrower and the other Pledgors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to
Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Borrower or any other Pledgor, such assets or properties will cease to be excluded from the Collateral if the Borrower or any other Pledgor thereafter acquires or reacquires such assets or properties.

            "COLLATERAL TRUSTEE" has the meaning set forth in the preamble.

            "COLLATERAL TRUST JOINDER" means an agreement substantially in the form of Exhibit A.

            "CREDIT AGREEMENT" has the meaning set forth in the recitals.

            "CREDIT FACILITIES" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

            "DEFEASANCE ACCOUNT" means any deposit account to be titled "Defeasance Account" or words of similar nature established or maintained for the benefit of the holders of Senior Secured Note Obligations.

            "DISCHARGE OF PRIORITY LIEN OBLIGATIONS" means the occurrence of all of the following:

                  (1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

                  (2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

                  (3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

                  (4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

            "EQUALLY AND RATABLY" means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

                  (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

                  (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

            "GUARANTOR SUBSIDIARIES" as defined in the recitals hereto.

            "HEDGE AGREEMENT" as defined in the recitals hereto.

            "HEDGE AGREEMENT DEBT" means any and all amounts owing (whether or not then due or subject to any contingency) by the Borrower and/or its Subsidiaries under the Hedge Agreement, and any ISDA Master Agreement entered into after the date hereof by the Borrower and/or its Subsidiaries as may be permitted under Section 6.1(k) of the Credit Agreement and/or Section 4.09 of the Indenture, that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the counterparties under the Hedge Agreement obtained an Officer's Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); provided, that Hedging Obligations, if any, that constitute Priority Lien Debt shall be excluded from this definition.

            "HEDGE AGREEMENT DOCUMENTS" means the Hedge Agreement, the credit support annex, and any ISDA Master Agreement entered into after the date hereof by the Borrower and/or its Subsidiaries with respect to Hedge Agreement Debt, and the Security Documents (other than any Security Documents that do not secure Hedge Agreement Obligations).

            "HEDGE AGREEMENT OBLIGATIONS" means the Hedge Agreement Debt and all other Obligations in respect of Hedge Agreement Debt.

            "HEDGE AGREEMENT OUTSTANDING AMOUNT" as defined in Section 7.2 hereof.

            "HEDGE AGREEMENT REPRESENTATIVE" means:

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

                  (1) in the case of the Hedge Agreement, J. Aron & Company or any successor under the Hedge Agreement; or

                  (2) in the case of any other Series of Hedge Agreement Debt, the trustee, agent or representative of the holders of such Series of Hedge Agreement Debt who (A) is appointed as a Hedge Agreement Representative (for purposes related to the administration of the Security Documents) pursuant to the agreement governing such Series of Hedge Agreement Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

            "HEDGE LETTERS OF CREDIT" means, collectively, any Hedge Letter of Credit (as defined in the Credit Agreement) and any Hedge Support Letter of Credit (as defined in the Credit Agreement).

            "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; provided, that in each case above, such agreements, arrangements or obligations shall not include the Hedge Agreement or the obligations or arrangements thereunder.

            "INDEBTEDNESS" means and includes all obligations that constitute "Indebtedness" as defined under the Credit Agreement and the Indenture and all obligations of the Borrower under the Hedge Agreement or future hedge agreements to the extent permitted under Section 6.1(k) of the Credit Agreement and/or
Section 4.09 of the Indenture.

            "INDEMNIFIED LIABILITIES" means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower, any of its Subsidiaries or any other Pledgor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

            "INDEMNITEE" has the meaning set forth in Section 7.11(a).

            "INDENTURE" has the meaning set forth in the recitals.

            "INSOLVENCY OR LIQUIDATION PROCEEDING" means:

                  (1) any case commenced by or against the Borrower or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Pledgor or any similar case or proceeding relative to the Borrower or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

                  (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

                  (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

            "JUNIOR TRUST ESTATE" has the meaning set forth in Section 2.2.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

            "LIEN SHARING AND PRIORITY CONFIRMATION" means:

                  (1) as to any Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in the Hedge Agreement, the Indenture or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, each existing and future Priority Lien Representative and each existing and future holder of Permitted Prior Liens:

                        (a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Borrower or any other Pledgor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

                        (b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and

                        (c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents; and

                  (2) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the Credit Agreement or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt, each existing and future Parity Lien Representative and each existing and future holder of Permitted Prior Liens:

                        (a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Borrower or any other Pledgor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

                        (b) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

                        (c) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the other Security Documents.

            "NON-SHARED COLLATERAL" means the following exclusions from the definition of "Collateral": (i) with respect to the Collateral for the holders of Priority Lien Obligations and Senior Secured Note Obligations, the Hedge Letters of Credit; and (ii) with respect to the Collateral for the holders of Priority Lien Obligations and the holders of Hedge Agreement Obligations, any Redemption Account or Defeasance Account.

            "NOTES" has the meaning set forth in the recitals.

            "OBLIGATIONS" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

            "OFFICER'S CERTIFICATE" means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by an officer of the Borrower (in his capacity as officer and not in his individual capacity), including:

                        (a) a statement that the Person making such certificate has read such covenant or condition;

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

                        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

                        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

            "PARITY LIEN" means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Borrower or any other Pledgor to secure Parity Lien Obligations.

            "PARITY LIEN DEBT" means (i) the Hedge Agreement Debt and (ii) the Senior Secured Note Debt.

            "PARITY LIEN DOCUMENTS" means the Hedge Agreement Documents and the Senior Secured Note Documents.

            "PARITY LIEN OBLIGATIONS" means Parity Lien Debt and all other Obligations in respect thereof.

            "PARITY LIEN REPRESENTATIVE" means each Hedge Agreement Representative and the Senior Secured Note Representative.

            "PERMITTED PRIOR LIENS" means:

                  (1)   Liens described in clauses (1), (4), (5), (7), (10),
            (14), (15) or (16) of the definition of "Permitted Liens" under the Indenture; and

                  (2) Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "PLEDGORS" means the Sponsor, the Borrower, the Guarantor Subsidiaries and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

            "PRIORITY LIEN" means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Borrower or any other Pledgor to secure Priority Lien Obligations.

                                       9

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            "PRIORITY LIEN DEBT" means:

                  (1) Indebtedness and other Obligations under the Credit Agreement;

                  (2) Indebtedness under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

                        (a) on or before the date on which such Indebtedness is incurred by the Borrower such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

                        (b) such Indebtedness is governed by a credit agreement, an indenture or other agreement that includes a Lien Sharing and Priority Confirmation; and

                        (c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Priority Lien Debt"); and

                  (3) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Priority Lien Debt; provided, that such Hedging Obligations are secured equally and ratably with the Credit Agreement by a Priority Lien on all of the assets and properties that secure Indebtedness under the Credit Facility in respect of which such Hedging Obligations are incurred.

            "PRIORITY LIEN DOCUMENTS" means the Credit Agreement and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).

            "PRIORITY LIEN OBLIGATIONS" means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

            "PRIORITY LIEN REPRESENTATIVE" means:

                  (a) in the case of the Credit Agreement, the Administrative Agent or any other person appointed as the Priority Lien Representative by the Administrative Agent; or

                  (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority

                                       10

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Lien Debt (for purposes related to the administration of the Security Documents)
pursuant to the Credit Agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

            "REDEMPTION ACCOUNT" means any deposit account to be titled "Redemption Account" or words of similar nature established or maintained for the benefit of the holders of Senior Secured Note Obligations.

            "REQUIRED PARITY CREDITORS" means, at any time, the holders of more than 50% of the sum of: (i) the Hedge Agreement Outstanding Amount, plus (ii) the sum of (a) the aggregate outstanding principal amount of Senior Secured Note Debt and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments, if any, to extend credit which, when funded, would constitute Senior Secured Note Debt.

            For purposes of this definition, (a) Senior Secured Note Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

            "REQUIRED PRIORITY CREDITORS" means, at any time, the holders of more than 50% of the sum of:

            (1) the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

            (2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt.

            For purposes of this definition, (a) Priority Lien Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2.

            "SECURED DEBT" means Parity Lien Debt and Priority Lien Debt.

            "SECURED DEBT DEFAULT" means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

            "SECURED DEBT DOCUMENTS" means the Parity Lien Documents and the Priority Lien Documents.

            "SECURED DEBT REPRESENTATIVE" means each Parity Lien Representative and each Priority Lien Representative.

            "SECURED OBLIGATIONS" means Parity Lien Obligations and Priority Lien Obligations.

            "SECURED PARTIES" means the holders of Secured Obligations and the Secured Debt Representatives.

            "SECURITY DOCUMENTS" means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.2.

            "SENIOR SECURED NOTE DEBT" means (1) the Notes issued on the date hereof (including any related exchange notes); and (2) any other Indebtedness (including additional Notes) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, that in the case of any Indebtedness referred to in clause (2) of this definition, that:

                        (a) on or before the date on which such Indebtedness is incurred by the Borrower or by a Restricted Subsidiary (as defined under the Indenture) of the Borrower, such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as "Parity Lien Debt" for the purposes of the Secured Debt Documents; provided, that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

                        (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

                        (c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Parity Lien Debt").

            "SENIOR SECURED NOTE DOCUMENTS" means, collectively, the Indenture, the Notes and each indenture, credit agreement or other agreement governing each other Series of Senior Secured Note Debt and the Security Documents (other than any Security Documents that do not secure Senior Secured Note Obligations).

            "SENIOR SECURED NOTE OBLIGATIONS" means Senior Secured Note Debt and all other Obligations in respect thereof.

            "SENIOR SECURED NOTE REPRESENTATIVE" means:

                  (1)   in the case of the Notes, the Trustee; or

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

                  (2) in the case of any other Series of Senior Secured Note Debt, the trustee, agent or representative of the holders of such Series of Senior Secured Note Debt who maintains the transfer register for such Series of Senior Secured Note Debt and (A) is appointed as a Senior Secured Note Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Senior Secured Note Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.

            "SENIOR TRUST ESTATE" has the meaning set forth in Section 2.1.

            "SERIES OF HEDGE AGREEMENT DEBT" means obligations under the Hedge Agreement Debt and the obligations to each other counterparty, if any, under any other Hedging Obligations; provided, that Hedging Obligations, if any, that constitute Priority Lien Debt shall be excluded from this definition.

            "SERIES OF PARITY LIEN DEBT" means (i) with respect to Senior Secured Note Debt, each Series of Senior Secured Note Debt and (ii) with respect to Hedge Agreement Debt, each Series of Hedge Agreement Debt.

            "SERIES OF PRIORITY LIEN DEBT" means indebtedness under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

            "SERIES OF SECURED DEBT" means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

            "SERIES OF SENIOR SECURED NOTE DEBT" means the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

            "SPONSOR" means Capital C Energy Operations, LP.

            "SUBSIDIARY" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

            "TRUSTEE" has the meaning set forth in the recitals.

            "TRUST ESTATES" has the meaning set forth in Section 2.2.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            SECTION 1.2 Rules of Interpretation.

                  (a)   All terms used in this Agreement that are defined in
Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

                  (b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

                  (c) The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

                  (d) References to "Sections," "clauses," "recitals" and the "preamble" will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to "Articles" will be to Articles of this Agreement unless otherwise specifically provided. References to "Exhibits" and "Schedules" will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

                  (e) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been
(1) made in accordance with the Indenture and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Trustee and the Collateral Trustee by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.

                  (f) This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

      ARTICLE 2. THE TRUST ESTATES

            SECTION 2.1 Declaration of Senior Trust.

            To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Pledgor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "SENIOR TRUST ESTATE").

            The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

            Notwithstanding the foregoing, if at any time:

            (1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

            (2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of "Discharge of Priority Lien Obligations") is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

            (4) the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Pledgors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or

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

agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

            The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

            SECTION 2.2 Declaration of Junior Trust.

            To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Pledgors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such Pledgor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the holders of Parity Lien Obligations, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "JUNIOR TRUST ESTATE," and together with the Senior Trust Estate, the "TRUST ESTATES").

            The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

            Notwithstanding the foregoing, if at any time:

            (1) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

            (2) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

            (3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of "Discharge of Priority Lien Obligations") is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

            (4) the Borrower delivers to the Collateral Trustee an Officer's Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Pledgors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

            The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

            SECTION 2.3 Priority of Liens.

            Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

                  (1) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: (a) the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and (b) the Junior Trust Estate and Parity Lien securing the payment and performance of the Parity Lien Obligations; and

                  (2) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

            SECTION 2.4 Restrictions on Enforcement of Junior Priority Liens.

                  (a) Until the Discharge of Priority Lien Obligations, the holders of the Priority Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4) and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral and no Parity Lien Representative nor the holders of Parity Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Parity Lien Representatives (together with any other holder of Parity Lien Obligations) may, subject to the rights of the holders of other Permitted Prior Liens, direct the Collateral Trustee:

                        (1) without any condition or restriction whatsoever, at
            any time after the Discharge of Priority Lien Obligations;

                        (2) as necessary to redeem any Collateral in a
            creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;

                        (3) as necessary to perfect or establish the priority
            (subject to Priority Liens and other Permitted Prior Liens) of the Parity Liens upon any Collateral, provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the

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            Parity Lien Representatives and the holders of Parity Lien
            Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Collateral Trustee taking any action for possession or control required by the holders of Priority Lien Obligations and the Collateral Trustee agreeing pursuant to Section 7.4 that the Collateral Trustee as agent for the benefit of the holders of Priority Lien Obligations agrees to act as agent for the Administrative Agent for the benefit of the holders of Parity Lien Obligations; or

                        (4) as necessary to create, prove, preserve or protect
            (but not enforce) the Parity Liens upon any Collateral.

                  (b) Until the Discharge of Priority Lien Obligations, none of the holders of Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative will:

                        (1) request judicial relief, in an Insolvency or
            Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of any Priority Lien Obligations in respect of any Priority Liens or that would limit, invalidate, avoid or set aside any Priority Liens or subordinate any Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to any Priority Liens;

                        (2) oppose or otherwise contest any motion for relief
            from the automatic stay or for any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency or Liquidation Proceeding;

                        (3) oppose or otherwise contest any lawful exercise by
            any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens;

                        (4) oppose or otherwise contest any other request for
            judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien; or

                        (5) challenge the validity, enforceability, perfection
            or priority of the Priority Liens.

Notwithstanding the foregoing, (i) both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Borrower or any other Pledgor in accordance with applicable law; provided, that the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited by clauses (1) through (5) of this
Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8; and (ii) the Hedge Agreement Representative or the holders of Hedge Agreement Obligations may establish an "Early Termination Date" under the Hedge Agreement as provided therein and terminate, liquidate, net and set-off in respect of "Transactions" under the Hedge Agreement and draw on or otherwise exercise any rights or remedies under any Hedge Letter of Credit or any other letter of credit delivered to the Hedge Agreement Representative and may retain the proceeds thereof without regard to any other provisions of this Agreement.

                  (c) Except for payments that are received by the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations at any time prior to the Discharge of Priority Lien Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Pledgor or (2) the Collateral Trustee and each Parity Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Creditors stating that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of a default under such Priority Lien Documents:

                        (1) no payment of money (or the equivalent of money)
            made by the Borrower or any other Pledgor to any Parity Lien Representative or the Collateral Trustee or any other holder of Parity Lien Obligations (including, without limitation, payments and prepayments made for application to Parity Lien Obligations and all other payments and deposits made pursuant to any provision of any Parity Lien Document) will in any event be subject to the provisions of Sections 2.4(a) and (b); and

                        (2) all payments permitted to be received under this
            Section 2.4(c) will be received by the Parity Lien Representatives, the Collateral Trustee and the other holders of Parity Lien Obligations free from the Priority Liens and all other Liens except the Parity Liens.

                  (d) Except for payments received free from the Priority Liens as provided in Section 2.4(c), all proceeds of Collateral received by the Collateral Trustee, any Parity Lien Representative or any holder of Parity Lien Obligations at any time prior to the Discharge of Priority Lien Obligations will be held by the Collateral Trustee, the applicable Parity Lien Representative or the applicable holder of Parity Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon demand by such Priority Lien Representative. The Parity Liens will remain attached to and enforceable against all proceeds so held or remitted.

            SECTION 2.5 Waiver of Right of Marshalling.

                  (a) Prior to the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of any Priority Liens (in their capacity as priority lienholders).

                  (b) Following the Discharge of Priority Lien Obligations, the holders of Parity Lien Obligations and any Parity Lien Representative may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.

            SECTION 2.6 Discretion in Enforcement of Priority Liens.

            In exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

                        (1) the exercise or forbearance from exercise of all
            rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

                        (2) the enforcement or forbearance from enforcement of
            any Priority Lien in respect of the Collateral;

                        (3) the exercise or forbearance from exercise of rights
            and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

                        (4) the acceptance of the Collateral in full or partial
            satisfaction of the Priority Lien Obligations; and

                        (5) the exercise or forbearance from exercise of all
            rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

            SECTION 2.7 Discretion in Enforcement of Priority Lien Obligations.

                  (a) Without in any way limiting the generality of Section 2.6, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Parity Lien Obligations or the Parity Lien Representatives, without incurring responsibility to holders of Parity Lien Obligations and the Parity Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Parity Lien Obligations and the Parity Lien Representatives, do any one or more of the following:

                        (1) subject to the other provisions hereof, change the
            manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding or any Security Document related thereto;

                        (2) subject to the other provisions hereof, release any
            Person or entity liable in any manner for the collection of the Priority Lien Obligations;

                        (3) subject to the other provisions hereof, release the
            Priority Lien on any Collateral; and

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                        (4) exercise or refrain from exercising any rights
            against any Pledgor.

            SECTION 2.8 Insolvency or Liquidation Proceedings.

                  (a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of any Priority Lien Obligations by an Act of Required Creditors consent to any order:

                        (1) for use of cash collateral;

                        (2) approving a debtor-in-possession financing secured
            by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency or Liquidation Proceeding;

                        (3) granting any relief on account of Priority Lien
            Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

                        (4) relating to a sale of assets of the Borrower or any
            other Pledgor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale; provided, that in the case of the above subsections (1) - (4), such collateral shall not include the Non-Shared Collateral;

then, the holders Parity Lien Obligations and the Parity Lien Representatives, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by the holders of Parity Lien Obligations or a Parity Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Parity Lien Obligations and the Parity Lien Representatives, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.

                  Notwithstanding the foregoing, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency or Liquidation Proceedings against any Pledgors in accordance with applicable law; provided, however, that, both before and during an Insolvency or Liquidation Proceeding, the holders of Parity Lien Obligations and the Parity Lien Representatives may not take any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through
(4) of the preceding paragraph.

                  (b) The holders of Parity Lien Obligations or any Parity Lien Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate

                                       21

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protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

                        (1) they may freely seek and obtain relief: (A) granting
            a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.4) to, all Liens granted in such Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of any Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

                        (2) they may freely seek and obtain any relief upon a
            motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations, in each case other than with respect to the Non-Shared Collateral.

            SECTION 2.9 Collateral Shared Equally and Ratably within Class.

            The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class (except with respect to Non-Shared Collateral). It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

      ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

            SECTION 3.1 Undertaking of the Collateral Trustee.

                  (a) Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee and as representative (for the purposes of Section 9-502(a)(2) of the UCC), for the benefit solely and exclusively of the present and future Secured Parties:

                        (1) accept, enter into, hold, maintain, administer and
            enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

                        (2) take all lawful and commercially reasonable actions
            permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

                        (3) deliver and receive notices pursuant to the Security
            Documents;

                        (4) sell, assign, collect, assemble, foreclose on,
            institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a

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

            secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

                        (5) remit as provided in Section 3.4 all cash proceeds
            received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

                        (6) execute and deliver amendments to the Security
            Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer's Certificate and an opinion of counsel to the Borrower complying with the requirements of Section 7.1; and

                        (7) release any Lien granted to it by any Security
            Document upon any Collateral if and as required by Section 4.1(b).

                  (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Creditors and then only in accordance with the provisions of this Agreement.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, no Parity Lien Representative or Priority Lien Representative may serve as Collateral Trustee.

            SECTION 3.2 Release or Subordination of Liens.

            The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

                  (a) as directed by an Act of Required Creditors accompanied by an Officer's Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

                  (b) as required by Article 4;

                  (c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

                  (d) for the subordination of (i) the Junior Trust Estate and the Parity Liens to the Senior Trust Estate and the Priority Liens.

            SECTION 3.3 Enforcement of Liens.

            If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Creditors and will act, or decline to act, as directed by an Act of Required Creditors, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Creditors. Once notice has been delivered to each Secured Debt Representative pursuant to the provisions of this paragraph, the Collateral Trustee may (but will not be obligated to), unless it has been directed to the contrary by an Act of Required Creditors, take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable and in the best interest of the holders of Secured Obligations.

            SECTION 3.4 Application of Proceeds.

                  (a) Subject to the payment of Permitted Prior Liens to the extent required by applicable law, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Priority Lien Document or Parity Lien Document in the following order of application:

                  FIRST, to the payment of all amounts payable under this
            Agreement on account of the Collateral Trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

                  SECOND, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

                  THIRD, to the respective Parity Lien Representatives, on a pro rata basis according to the percentage of Parity Lien Obligations represented by the Hedge Agreement Obligations (after taking into account any letters of credit that are available to be drawn upon by the holders of the Hedge Agreement Obligations to provide credit support for such Hedge Agreement Obligations), on the one hand, and the Senior Secured Note Obligations, on the other hand, for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full (after taking into account any letters of credit that are available to be drawn upon by the holders of the Hedge Agreement Obligations to provide credit support for such Hedge Agreement Obligations) in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable and, in the case of Parity Lien Obligations constituting Hedge Agreement Obligations, the Hedge Outstanding Amount (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit, if any, constituting Parity Lien Debt); and

                  FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrower or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

                  (b) If any Parity Lien Representative or any holder of a Parity Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of any Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Parity Lien Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of such Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with
Section 3.4(a). Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders such Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

                  (c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Parity Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

                  (d) In connection with the application of proceeds pursuant to
Section 3.4(a), except as otherwise directed by an Act of Required Creditors, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

            SECTION 3.5 Appointment and Powers of the Collateral Trustee.

                  (a) The Administrative Agent on behalf of the holders of Priority Lien Obligations hereby appoints the Collateral Trustee and the Collateral Trustee hereby accepts to act as collateral trustee hereunder and the other Security Documents for the benefit of the holders of Priority Lien Obligations. Each of the Hedge Counterparty and the Trustee on behalf of the holders of Notes hereby appoints the Collateral Trustee and the Collateral Trustee hereby accepts to act as collateral trustee hereunder and the other Security Documents for the benefit of the holders of Parity Lien Obligations.

                  (b) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Creditors.

                  (c) No Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

            SECTION 3.6 Documents and Communications.

            The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

            SECTION 3.7 For Sole and Exclusive Benefit of Holders of Secured Obligations.

            The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

            SECTION 3.8 Additional Secured Debt.

                  (a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

                        (1) holds Secured Obligations that are identified as
            Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b);

                        (2) signs, through its designated Secured Debt
            Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder; and

                        (3) delivers a Lien Sharing and Priority Confirmation.

                  (b) The Borrower or other applicable Pledgor will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Borrower or such other Pledgor after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. The Borrower or other applicable Pledgor may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

                        (1) an Officer's Certificate stating that:

                              (A) the Borrower or such other Pledgor intends to
                  incur additional Secured Debt ("ADDITIONAL SECURED DEBT") which will either be (i) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (ii) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;

                        (2) evidence that the Borrower or such other Pledgor has
            duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents; and

                        (3) a written notice specifying the name and address of
            the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Pledgor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

      ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER PLEDGORS

            SECTION 4.1 Release of Liens on Collateral.

                  (a) The Collateral Trustee's Liens upon the Collateral will be released as provided in any of the following clauses:

                        (1) in whole, upon (A) payment in full and discharge of
            all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

                        (2) until the Discharge of Priority Lien Obligations has
            occurred and upon notice from the Priority Lien Representative, as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Subsidiary (as defined under the Credit Agreement) of the Borrower in a transaction or other circumstance that complies with Section
            6.9 of the Credit Agreement, if any, and is otherwise permitted by the terms of the Credit Agreement, the Hedge Agreement and all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of;

                        (3) after the Discharge of Priority Lien Obligations has
            occurred and upon notice from the Parity Lien Representative, as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Borrower or a Restricted Subsidiary (as defined under the Indenture) of the Borrower in a transaction or other circumstance that complies with
            Section 4.10 of the Indenture, if any, and Section 5(a)(ix) of the Hedge Agreement (as added thereto by the Schedule thereto, dated as of June 30, 2004) to the extent such Section 5(a)(ix) incorporates
            Section 6.9 of the Credit Agreement and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee's Liens upon the Collateral will not be released if the sale or disposition is subject to the "Merger, Consolidation or Sale of Assets" provisions of the Indenture or and Section 5(a)(ix) of the Hedge Agreement (as added thereto by the Schedule thereto, dated as of June 30, 2004) to the extent such Section 5(a)(ix) incorporates the provisions of Section 6.9 of the Credit Agreement restricting mergers or the sale of all of its assets;

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

                        (4) as to a release of less than all or substantially
            all of the Collateral, if consent to the release of all Priority Liens on such Collateral has been given by an Act of Required Creditors;

                        (5) as to a release of all or substantially all of the
            Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Borrower has delivered an Officer's Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained; or

                        (6) as to sales or other dispositions of assets referred to in subsections (b),(d),(f) of Section 6.9 of the Credit Agreement, the Collateral Trustee's Liens upon such Collateral shall be released automatically; provided, that upon request by any holder of Priority Lien Obligations, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or other applicable Pledgor as so reasonably requested.

                  (b) The Collateral Trustee agrees for the benefit of the Borrower and the other Pledgors that if the Collateral Trustee at any time receives:

                        (1) an Officer's Certificate stating that (A) the
            signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

                        (2) the proposed instrument or instruments releasing
            such Lien as to such property in recordable form, if applicable; and

                        (3) prior to the Discharge of Priority Lien Obligations,
            the written confirmation of each Priority Lien Representative (or at any time after the Discharge of Priority Lien Obligations, each Parity Lien Representative) (such confirmation to be given following receipt of, and based solely on, the Officer's Certificate described in clause (1) above) that, in its view, such release is permitted by
            Section 4.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or other applicable Pledgor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

                  (c) The Collateral Trustee hereby agrees that:

                        (1) in the case of any release pursuant to clause (2) of
            Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or other applicable Pledgor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

                        (2) at any time when a Secured Debt Default under a
            Series of Secured Debt that constitutes Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Creditors pursuant to Section 4.1(a)(4), the Collateral Trustee will deliver a copy of such Act of Required Creditors to each Secured Debt Representative.

                  (d) Each Secured Debt Representative hereby agrees that:

                        (1) as soon as reasonably practicable after receipt of
            an Officer's Certificate from the Borrower pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3),
            (B) a written statement that such release is not permitted by
            Section 4.1(a) or (C) a request for further information from the Borrower reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

                        (2) within one Business Day of the receipt by it of any
            notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Parity Lien Debt for which it acts as Secured Debt Representative.

            SECTION 4.2 Delivery of Copies to Secured Debt Representatives.

            The Borrower will deliver to each Secured Debt Representative a copy of each Officer's Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer's Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).

            SECTION 4.3 Collateral Trustee not Required to Serve, File or
Record.

            The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Borrower or any other Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC (or an amendment to a UCC-1 showing a release of specified items of Collateral), the Collateral Trustee shall comply with the written request of the Borrower or such

Pledgor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

            SECTION 4.4 Release of Liens in Respect of Notes.

            The Collateral Trustee's Parity Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee's Parity Lien on the Collateral will terminate and be discharged:

                        (1) upon satisfaction and discharge of the Indenture as
            set forth under Article 12 of the Indenture;

                        (2) upon a Legal Defeasance or Covenant Defeasance (each
            as defined under the Indenture) of the Notes as set forth under
            Article 8 of the Indenture;

                        (3) upon payment in full and discharge of all Notes
            outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;

                        (4) in whole or in part, with the consent of the holders
            of the requisite percentage of Notes in accordance with Article 9 of the Indenture; or

                        (5) upon release of the Liens securing the Priority Lien
            Debt and the Hedge Agreement Debt; provided, however, that if at any time following such release, any Liens upon the Collateral are granted to secure any Priority Lien Debt or any Hedge Agreement Debt, then such Liens shall also be granted to secure the Notes.

      ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

            SECTION 5.1 No Implied Duty.

            The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

            SECTION 5.2 Appointment of Agents and Advisors.

            The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

            SECTION 5.3 Other Agreements.

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            The Collateral Trustee has accepted and is bound by the Security
Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Creditors, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

            SECTION 5.4 Solicitation of Instructions.

                  (a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Creditors, an Officer's Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents, and shall be fully justified in failing or refusing to act whether under this Agreement or any other Security Document until it shall have received such requested instructions.

                  (b) No written direction given to the Collateral Trustee by an Act of Required Creditors that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

            SECTION 5.5 Limitation of Liability.

            The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable decision.

            SECTION 5.6 Documents in Satisfactory Form.

            The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

            SECTION 5.7 Entitled to Rely.

            The Collateral Trustee shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message statement or other document or conversation believed by it to be genuine and correct

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and to have been signed, sent or made by the proper Person or Persons. The
Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Pledgor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer's Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officer's Certificate or opinion of counsel as to such matter and such Officer's Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

            SECTION 5.8 Secured Debt Default.

            The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Creditors.

            SECTION 5.9 Actions by Collateral Trustee.

            As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Creditors and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.

            SECTION 5.10 Security or Indemnity in favor of the Collateral
Trustee.

            The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

            SECTION 5.11 Rights of the Collateral Trustee.

            In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being

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

made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

            SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

                  (a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

                  (b) The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

            SECTION 5.13 Assumption of Rights, Not Assumption of Duties.

            Notwithstanding anything to the contrary contained herein:

                  (1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

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

                  (2) the exercise by the Collateral Trustee of any of its
            rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

                  (3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

            SECTION 5.14 No Liability for Clean Up of Hazardous Materials.

            In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

      ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

            SECTION 6.1 Resignation or Removal of Collateral Trustee.

            Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

                  (a) the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Borrower; and

                  (b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Creditors.

            SECTION 6.2 Appointment of Successor Collateral Trustee.

            Upon any such resignation or removal, a successor Collateral
Trustee may be appointed by an Act of Required Creditors. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

                        (1) authorized to exercise corporate trust powers;

                        (2) having a combined capital and surplus of at least
            $500,000,000;

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

                        (3) maintaining an office in New York, New York; and

                        (4) that is not a Secured Debt Representative.

            The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

            SECTION 6.3 Succession.

            When the Person so appointed as successor Collateral Trustee accepts such appointment:

                        (1) such Person will succeed to and become vested with
            all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

                        (2) the predecessor Collateral Trustee will (at the
            expense of the Borrower) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.

            SECTION 6.4 Merger, Conversion or Consolidation of Collateral
Trustee.

            Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of
Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Borrower, each Priority Lien Representative and each Parity Lien Representative thereof in writing.

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

      ARTICLE 7. MISCELLANEOUS PROVISIONS

            SECTION 7.1 Amendment.

                  (a) No amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Creditors, except that:

                        (1) any amendment or supplement that has the effect
            solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Borrower or any other applicable Pledgor party thereto and the Collateral Trustee;

                        (2) no amendment or supplement that reduces, impairs or
            adversely affects the right of any holder of Secured Obligations:

                              (A) to vote its outstanding Secured Debt as to any
                  matter described as subject to an Act of Required Creditors (or amends the provisions of this clause (2) or the definition of "Act of Required Creditors", "Required Priority Creditors" or "Required Parity Creditors"),

                              (B) to share in the order of application described
                  in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or

                              (C) to require that Liens securing Secured
                  Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and

                        (3) no amendment or supplement that imposes any
            obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

                  (b) Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):

                        (1) any mortgage or other Security Document that secures
            Parity Lien Obligations (but not Priority Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Creditors, unless such amendment or supplement would not be permitted under the terms of this Agreement or the other Priority Lien Documents; and

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

                        (2) any amendment or waiver of, or any consent under,
            any provision of this Agreement or any other Security Document that secures any Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Document, without the consent of or notice to any other holder of Parity Lien Obligations and without any action by the Borrower or any other Pledgor or any holder of Notes or other Parity Lien Obligations.

                  (c) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officer's Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Borrower to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Borrower addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

                  (d) The holders of Parity Lien Obligations and the Parity Lien Representatives agree that each Security Document that secures Parity Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

            "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of July 7, 2004, among Belden & Blake Corporation, the Pledgors from time to time party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent under the Credit Agreement (as defined therein), J. Aron & Company, as Hedge Counterparty under the Hedge Agreement (as defined therein), BNY Midwest Trust Company, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, N.A., as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Collateral Trust Agreement"). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern."

; provided, however, that if the jurisdiction in which any such Parity Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Parity Lien Representatives and the Priority Lien Representatives agree, prior to such Parity Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Parity Lien Document is subject to the provisions of this Agreement.

            SECTION 7.2 Voting.

            In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then

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

available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt plus, in the case of Hedge Agreement Obligations, the amount that would be payable in the reasonable good faith judgment of the Hedge Agreement Representative under, and in accordance with the terms of, the applicable Hedge Agreement Documents if such Hedge Agreement Documents were terminated on the business day prior to the date of any such vote based on an Event of Default under the applicable Hedge Agreement Documents with respect to the Borrower or, if the applicable Hedge Agreement Documents were previously terminated, the termination amount determined in accordance with Section 6(e) of the Hedge Agreement (and related provisions thereunder) which remains unpaid as of the business day preceding such date (the "HEDGE AGREEMENT OUTSTANDING AMOUNT"). Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

            SECTION 7.3 Further Assurances; Insurance.

                  (a) The Borrower and each of the other Pledgors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

                  (b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Borrower and each of the other Pledgors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of holders of Secured Obligations.

                  (c) The Borrower and the other Pledgors will maintain such insurance as may be required by the Priority Lien Documents, the Parity Lien Documents and the Security Documents.

                  (f) Upon the request of the Collateral Trustee, the Borrower and the other Pledgors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Borrower and the other Pledgors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and

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

books of account of the Borrower and the other Pledgors and their Subsidiaries, all at the Borrower's expense.

            SECTION 7.4 Perfection of Junior Trust Estate.

            Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Parity Lien Obligations and the Parity Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, electronic chattel paper, certificated securities, money, deposit accounts and securities accounts, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as agent for the benefit of the Collateral Trustee for the benefit of the holders of Parity Lien Obligations and the Parity Lien Representatives.

            SECTION 7.5 Successors and Assigns.

                  (a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

                  (b) Neither the Borrower nor any other Pledgor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Pledgors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

            SECTION 7.6 Delay and Waiver.

            No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

            SECTION 7.7 Notices.

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

            Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

                If to the Collateral Trustee:  Wells Fargo Bank, N.A.
                                               Sixth & Marquette; N9303-120
                                               Minneapolis, MN 55479
                                               Attention: Jane Schweiger
                                               Fax: 612-667-9825

                If to the Borrower or any
                other Pledgor:                 Belden & Blake Corporation
                                               5200 Stoneham Road, Suite 2500
                                               North Canton, OH 44720-0500
                                               Attention: Robert Peshek, CFO
                                               Fax: 330-497-5463

                If to the Administrative
                Agent:                         Goldman Sachs Credit
                                               Partners L.P.
                                               Attention:
                                               85 Broad Street
                                               New York, New York 10004
                                               Telephone: Rob Schatzman
                                               Fax: 212-902-3000

                If to the Hedge Counterparty:  J. Aron & Company
                                               85 Broad Street
                                               New York, New York 10004
                                               Attention: Sherry Lankford
                                               Fax: 212-672-0148

                If to the Trustee:             BNY Midwest Trust Company
                                               2 N. LaSalle Street, Suite 1020
                                               Chicago, IL 60602
                                               Attention: Linda Garcia
                                               Telephone: 312-827-8548

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

         All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in Section 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

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

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            SECTION 7.8 Notice Following Discharge of Priority Lien Obligations.

            Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

            SECTION 7.9 Entire Agreement.

            This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

            SECTION 7.10 Compensation; Expenses.

            The Pledgors jointly and severally agree to pay, promptly upon demand:

                  (1) such compensation to the Collateral Trustee and its agents as the Borrower and the Collateral Trustee may agree in writing from time to time;

                  (2) all reasonable costs and expenses incurred by the
            Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

                  (3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Borrower or any other Pledgor;

                  (4) all reasonable costs and expenses incurred by the
            Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee's Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

                  (5) all other reasonable costs and expenses incurred by the
            Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

                  (6) after the occurrence of any Secured Debt Default, all
            reasonable costs and expenses incurred by the Collateral Trustee, its agents and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency or Liquidation Proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.

The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

            SECTION 7.11 Indemnity.

                  (a) The Pledgors jointly and severally agree to defend (subject to Indemnitees' selection of counsel; it being understood that the holders of Priority Lien Obligations and the holders of Parity Lien Obligations shall be entitled to select a single transaction counsel and local counsel), indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative, each holder of Secured Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "INDEMNITEE") from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under this Section 7.11 will be payable upon demand.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.11(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Pledgors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  (d) No Pledgor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Pledgors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

            SECTION 7.12 Severability.

            If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

            SECTION 7.13 Headings.

            Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

            SECTION 7.14 Obligations Secured.

            All obligations of the Pledgors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

            SECTION 7.15 GOVERNING LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

            SECTION 7.16 CONSENT TO JURISDICTION.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

                  (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE
            JURISDICTION AND VENUE OF SUCH COURTS;

                  (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING
            IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 7.7;

                  (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS
            SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

                  (5) AGREES EACH PARTY HERETO RETAINS THE RIGHT TO SERVE
            PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 7.17 WAIVER OF JURY TRIAL.

            EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS

RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            SECTION 7.18 Counterparts.

            This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

            SECTION 7.19 Effectiveness.

            This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

            SECTION 7.20 Additional Pledgors.

            The Borrower will cause each Person that becomes a Pledgor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20.

            SECTION 7.21 Continuing Nature of this Agreement.

            This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Parity Lien Obligations or Parity Lien Representative with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Parity Lien Representative or that holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.

            SECTION 7.22 Insolvency.

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

            This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Pledgor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

            SECTION 7.23 Rights and Immunities of Secured Debt Representatives.

            The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Hedge Counterparty will be entitled to all of the rights, protections, immunities and indemnities set forth in the Hedge Agreement, the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Pledgors or the Collateral Trustee hereunder.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

                                  BELDEN & BLAKE CORPORATION

                                  By: /s/ Frost W. Cochran
                                      -------------------------------------
                                      Name: Frost W. Cochran
                                      Title: President

                                  THE CANTON OIL & GAS COMPANY

                                  By: /s/ Frost W. Cochran
                                      -------------------------------------
                                      Name: Frost W. Cochran
                                      Title: President

                                  WARD LAKE DRILLING, INC.

                                  By: /s/ Frost W. Cochran
                                      -------------------------------------
                                      Name: Frost W. Cochran
                                      Title: Chief Executive Officer

                                  CAPITAL C ENERGY OPERATIONS, LP
                                  BY: CAPITAL C ENERGY, LP, ITS GENERAL PARTNER
                                  BY: CAPITAL C ENERGY, LLC, ITS GENERAL PARTNER

                                  By: /s/ Frost W. Cochran
                                      -------------------------------------
                                      Name: Frost W. Cochran
                                      Title: President

                                  GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Administrative Agent

                                  By: /s/ William W. Archer
                                      -------------------------------------
                                      Name: William W. Archer
                                      Title: Managing Director

                                  J. ARON & COMPANY, as Hedge Counterparty

                                  By: /s/ L. Peter O'Hagan
                                      -------------------------------------
                                      Name: L. Peter O'Hagan
                                      Title:

                                  BNY MIDWEST TRUST COMPANY, as Trustee
                                    under the Indenture

                                  By: /s/ L. Garcia
                                      -------------------------------------
                                      Name: L. Garcia
                                      Title: Assistant Vice President

                                  WELLS FARGO BANK, N.A., as Collateral Trustee

                                  By: /s/ Jane Y. Schweiger
                                      -------------------------------------
                                      Name: Jane Y. Schweiger
                                      Title: Vice President

                                    EXHIBIT A
                          to Collateral Trust Agreement

                                    [FORM OF]
                            COLLATERAL TRUST JOINDER

      The undersigned, _____________________, a _______________, hereby agrees to become party as [a Pledgor] [a Parity Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement dated as of July ___, 2004 (the "COLLATERAL TRUST AGREEMENT") among Belden & Blake Corporation, the Pledgors from time to time party thereto, Goldman Sachs Credit Partners L.P., as Administrative Agent under the Credit Agreement (as defined therein), J. Aron & Company, as Hedge Counterparty (as defined therein), BNY Midwest Trust Company, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, N.A., as Collateral Trustee, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

      The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Joinder.

      IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

                                    [________________________________]

                                     By:_______________________________________
                                        Name: _________________________________
                                        Title: ________________________________

                                   EXHIBIT A